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DECHAN II, INC.

NV Business ID NV20071364192

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Business Entity Information

Status:	Active	File Date:	11/26/2007 7:34:51 AM
Type:	Domestic Corporation	Corp Number:	E0820062007-9
Qualifying State:	NV	List of Officers Due:	11/30/2009
Managed By:		Expiration Date:	

Registered Agent Information

Name:	CAROL ANN DECHAN	Address 1:	4322 FLAMINGO RIDGE TRAIL
Address 2:		City:	LAS VEGAS
State:	NV	Zip Code:	89147
Phone:		Fax:	
Mailing Address 1:		Mailing Address 2:	
Mailing City:		Mailing State:	
Mailing Zip Code:			
Agent Type:	Noncommercial Registered Agent		

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Financial Information

No Par Share Count:	0	Capital Amount:	$ 75,000.00
Par Share Count:	75,000,000.00	Par Share Value:	$ 0.001

Officers

☐ Include Inactive Officers

President - CAROL ANN DECHAN

Address 1:	4322 FLAMING RIDGE TRAIL	Address 2:	
City:	LAS VEGAS	State:	NV
Zip Code:	89147	Country:	
Status:	Active	Email:	

Secretary - CAROL ANN DECHAN

Address 1:	4322 FLAMING RIDGE TRAIL	Address 2:	
City:	LAS VEGAS	State:	NV
Zip Code:	89147	Country:	
Status:	Active	Email:	

Director - CAROL ANN DECHAN			
Address 1:	4322 FLAMING RIDGE TRAIL	Address 2:	
City:	LAS VEGAS	State:	NV
Zip Code:	89147	Country:	
Status:	Active	Email:	

Treasurer - ALLISON J HARVEY			
Address 1:	4322 FLAMING RIDGE TRAIL	Address 2:	
City:	LAS VEGAS	State:	NV
Zip Code:	89147	Country:	
Status:	Active	Email:	

Actions\Amendments

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